Exhibit 99.2

KODIAK OIL & GAS CORP.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(amounts in thousands, except share data)

	Kodiak	June 2011	October 2011	January 2012			Kodiak
	Oil & Gas	Acquired	Acquired	Acquired	Pro Forma		Oil & Gas
	Historical	Properties	Properties	Properties	Adjustments		Pro Forma
		(a)	(b)	(c)
Revenues:
Oil sales	$115,692	$1,857	$22,040	$40,640	$—		$180,229
Gas sales	4,294	—	984	2,336	—		7,614
Total revenues	119,986	1,857	23,024	42,976	—		187,843

Operating expenses:
Oil and gas production	26,885	636	3,558	10,134	—		41,213
Depletion, depreciation, amortization and accretion	32,068	—	—	—	30,100	(d)	62,168
General and administrative	19,495	—	—	—	—		19,495
Total expenses	78,448	636	3,558	10,134	30,100		122,876

Operating income	41,538	1,221	19,466	32,842	(30,100)		64,967

Other income (expense):
Loss on commodity price risk management activities	(20,114)	—	—	—	—		(20,114)
Interest income (expense), net	(18,887)	—	—	—	13,884	(e)	(5,003)
Other income	1,338	—	—	—	—		1,338
Total other income (expense)	(37,663)	—	—	—	13,884		(23,779)

Net income	3,875	$1,221	$19,466	$32,842	$(16,216)		$41,188

Earnings per common share:
Basic	$0.02						$0.20
Diluted	$0.02						$0.20

Weighted average common shares outstanding:
Basic	197,579,298				6,305,612	(f)	203,884,910
Diluted	200,551,992				6,305,612		206,857,604

(a)	Operating revenues and direct operating expenses of the June 2011 Acquired Properties for the period from January 1, 2011 to June 30, 2011.

(b)	Operating revenues and direct operating expenses of the October 2011 Acquired Properties for the period from January 1, 2011 to October 28, 2011.
(c)	Operating revenues and direct operating expenses of the January 2012 Acquired Properties for the year ended December 31, 2011.
(d)	Reflects additional depletion, depreciation, amortization and accretion expense attributable to the preliminary purchase price allocations.
(e)

Reflects adjustments of (i) $1.6 million for the amortization of the origination fees and related closing costs associated with obtaining the $650.0 million of 8.125% Senior Notes; (ii) $4.0 million to capitalize interest expense that was expensed in the Kodiak Oil & Gas historical financial information; (iii) $11.5 million to reduce interest expense related to the stand-by bridge financing that was expensed in the Kodiak Oil & Gas historical financial information. Additionally, the pro forma financial information included total capitalization of interest expense of $53.7 million. For purposes of the pro forma it was assumed that the 8.125% Senior Notes were issued on January 1, 2011 and that the stand-by bridge financing was not utilized.

(f)

Reflects the additional weighted average common shares outstanding for the period January 1, 2011 through June 30, 2011 for the issuance of the 2,500,000 shares of common stock given to the Seller as part of the consideration for the June 2011 Acquired Properties.  Also, reflects the 5,055,612 shares of common stock given to the Sellers as part of the consideration for the January 2012 Acquired Properties.

See accompanying notes to unaudited pro forma consolidated financial statements

KODIAK OIL & GAS CORP.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(amounts in thousands, except share data)

	Kodiak	June 2011	October 2011	January 2012			Kodiak
	Oil & Gas	Acquired	Acquired	Acquired	Pro Forma		Oil & Gas
	Historical	Properties	Properties	Properties	Adjustments		Pro Forma
		(a)	(b)	(c)
Revenues:
Oil sales	$76,814	$—	$—	$1,800	$—		$78,614
Gas sales	3,122	—	—	—	—		3,122
Total revenues	79,936	—	—	1,800	—		81,736

Operating expenses:
Oil and gas production	17,300	—	—	375	—		17,765
Depletion, depreciation, amortization and accretion	26,295	—	—	—	600	(d)	26,895
General and administrative	7,898	—	—	—	—		7,898
Total expenses	51,493	—	—	375	600		52,468

Operating income	28,443	—	—	1,425	(600)		29,268

Other income (expense):
Loss on commodity price risk management activities	(23,340)	—	—	—	—		(23,340)
Interest income (expense), net	(4,627)	—	—	—	400	(e)	(4,227)
Other income	1,268	—	—	—	—		1,268
Total other income (expense)	(26,699)	—	—	—	400		(26,299)

Net income	1,744	$—	$—	$1,425	$(200)		$2,969

Earnings per common share:
Basic	$0.01						$.01
Diluted	$0.01						$.01

Weighted average common shares outstanding:
Basic	262,660,642				555,562	(f)	263,216,204
Diluted	266,440,722				555,562		266,996,284

(a)	Operating revenues and direct operating expenses of the June 2011 Acquired Properties are included in the Kodiak Oil & Gas March 31, 2012 historical financial information.
(b)	Operating revenues and direct operating expenses of the October 2011 Acquired Properties are included in the Kodiak Oil & Gas March 31, 2012 historical financial information.

(c)	Operating revenues and direct operating expenses of the January 2012 Acquired Properties for the period January 1, 2012 through January 10, 2012.
(d)	Reflects additional depletion, depreciation, amortization and accretion expense attributable to the preliminary purchase price allocations.
(e)

Reflects adjustment of $400,000 to capitalize interest expense that was expensed in the Kodiak Oil & Gas historical financial information. The pro forma financial information included total capitalization of interest expense of $12.9 million.

(f)

Reflects the additional weighted average common shares outstanding for the period January 1, 2012 through January 10, 2012 for the issuance of the 5,055,612 shares of common stock given to the Sellers as part of the consideration for the January 2012 Acquired Properties.

See accompanying notes to unaudited pro forma consolidated financial statements

KODIAK OIL & GAS CORP.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.             BASIS OF PRESENTATION

On November 14, 2011, Kodiak Oil & Gas Corp. together with its wholly-owned subsidiary, Kodiak Oil & Gas (USA) Inc. (collectively, the “Company”, “Kodiak” or “Buyer”), entered into separate, definitive purchase and sale agreements (collectively, the “NPE Agreements”) with each of (i) North Plains Energy, LLC, a Delaware limited liability company, and (ii)  Mercuria Bakken, LLC, a Delaware limited liability company (collectively, the “Sellers” or “NPE”), for its interests in approximately 50,000 net acres of Williston Basin leaseholds, and related producing properties located primarily in McKenzie and Williams Counties, North Dakota along with various other related rights, permits, contracts, equipment and other assets, including the assignment and assumption of a drilling rig contract (the “January 2012 Acquired Properties”).  On January 10, 2012, (“Closing Date”) the Company acquired the January 2012 Acquired Properties for a combination of cash and stock. The Seller received 5.1 million shares of Kodiak’s common stock valued at approximately $49.8 million and cash consideration of approximately $588.4 million. The effective date for the acquisition was September 1, 2011, with purchase price adjustments calculated at the Closing Date.

On September 27, 2011, the Company entered into a definitive purchase and sale agreement (the “BTA Agreement”), with BTA Oil Producers, LLC, a Texas limited liability company (the “Seller or BTA”) for its interests in approximately 13,400 net acres of Williston Basin leaseholds, and related producing properties located primarily in Williams County, North Dakota along with various other related rights, permits, contracts, equipment and other assets (the “October 2011 Acquired Properties”). On October 28, 2011, (“Closing Date”) the Company acquired the October 2011 Acquired Properties for approximately $248.2 million in cash consideration.  The effective date for the acquisition was August 1, 2011, with purchase price adjustments calculated at the Closing Date.

On May 20, 2011, the Company entered into a definitive purchase and sale agreement (the “Ursa Agreement” with Ursa Resources Group LLC (the “Seller or Ursa”) for its interests in approximately 25,000 net acres of Williston Basin leaseholds, and related producing properties located in McKenzie County, North Dakota along with various other related rights, permits, contracts, equipment and other assets (the “June 2011 Acquired Properties”).  On June 30, 2011, (“Closing Date”) the Company acquired the June 2011 Acquired Properties for a combination of cash and stock. The Seller received 2.5 million shares of Kodiak’s common stock valued at approximately $14.4 million and cash consideration of approximately $71.5 million. The effective date for the acquisition was April 1, 2011, with purchase price adjustments calculated at the Closing Date.

The unaudited pro forma statements of operations for the year ended December 31, 2011 and the three months ended March 31, 2012 present the acquisitions of the June 2011 Acquired Properties, October 2011 Acquired Properties and January 2012 Acquired Properties as if they had occurred on January 1, 2011.  These unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the acquisitions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statements of operations due to normal production declines, changes in prices, future transactions, and other factors.  The Company currently has provided a full valuation allowance against net deferred tax assets.  The Company believes that the acquisitions would not result in an immediate change in the Company’s assessment regarding the valuation allowance. As such, no income tax adjustments from the acquisitions have been reflected in the unaudited pro forma financial information.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2011, our Quarterly Report on Form 10-Q for the three months ended March 31, 2012, the Statements of Operating Revenues and Direct Operating Expenses of the June 2011 Properties Acquired for the period from January 20, 2011 (inception) to March 31, 2011, October 2011 Properties Acquired for the years ended December 31, 2010 and December 31, 2009 and the nine months ended September 30, 2011 (unaudited) and 2010 (unaudited), and the January 2012 Properties Acquired for the years ended December 31, 2011 and December 31, 2010.

KODIAK OIL & GAS CORP.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.                                      PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2011

(a)          Operating revenues and direct operating expenses of the June 2011 Acquired Properties for the period from January 1, 2011 to June 30, 2011.

(b)         Operating revenues and direct operating expenses of the October 2011 Acquired Properties for the period from January 1, 2011 to October 28, 2011.

(c)          Operating revenues and direct operating expenses of the January 2012 Acquired Properties for the year ended December 31, 2011.

(d)         Reflects additional depletion, depreciation, and amortization expense and accretion expense attributable to the preliminary purchase price allocations.

(e)          Reflects adjustments of (i) $1.6 million for the amortization of the origination fees and related closing costs associated with obtaining the 8.125% Senior Notes; (ii) $4.0 million to capitalize interest expense that was expensed in the Kodiak Oil & Gas historical financial information; (iii) $11.5 million to reduce interest expense related to the stand-by bridge financing that was expensed in the Kodiak Oil & Gas historical financial information.  Additionally, the pro forma financial information included total capitalization of interest expense of $53.7 million.  For purposes of the pro forma it was assumed that the 8.125% Senior Notes were issued on January 1, 2011 and that the stand-by bridge financing was not utilized.

(f)            Reflects the additional weighted average common shares outstanding for the period January 1, 2011 through June 30, 2011 for the issuance of the 2,500,000 shares of common stock given to the Seller as part of the consideration for the June 2011 Acquired Properties.  Also, reflects the 5,055,612 shares of common stock given to the Sellers as part of the consideration for the January 2012 Acquired Properties.

3.                                      PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2012

(a)          Operating revenues and direct operating expenses of the June 2011 Acquired Properties are included in the Kodiak Oil & Gas historical financial information.

(b)         Operating revenues and direct operating expenses of the October 2011 Acquired Properties are included in the Kodiak Oil & Gas historical financial information.

(c)          Operating revenues and direct operating expenses of the January 2012 Acquired Properties for the period January 1, 2012 to January 10, 2012.

(d)         Reflects additional depletion, depreciation, and amortization expense and accretion expense attributable to the preliminary purchase price allocations.

(e)          Reflects adjustment of $400,000 to capitalize interest expense that was expensed in the Kodiak Oil & Gas historical financial information.  The pro forma financial information included total capitalization of interest expense of $12.9 million.

(f)            Reflects the additional weighted average common shares outstanding for the period January 1, 2012 through January 10, 2012 for the issuance of the 5,055,612 shares of common stock given to the Sellers as part of the consideration for the January 2012 Acquired Properties.